Clifton Bancorp Inc. Announces
 Financial Results for the Fourth Quarter  and Year Ended March 31, 2015;
Declares Regular Dividend and Special Dividend

Clifton, New Jersey – May 6, 2015 -- Clifton Bancorp Inc. (Nasdaq: CSBK), the holding company for Clifton Savings Bank (the “Bank”), today announced results for the quarter and year ended March 31, 2015.  Net income for the fourth quarter was $3.51 million ($0.13 per diluted share) as compared to net income of $1.56 million ($0.06 per diluted share) for the quarter ended March 31, 2014. Net income for the year ended March 31, 2015 was $8.55 million ($0.33 per diluted share) as compared to $6.47 million ($0.25 per diluted share) for the same period in 2014.

Notable Items
•	Quarterly income of $3.51 million, up significantly versus previous quarters, included non-recurring items;
•	Net loans increased 1.9% and 9.7% during the three months and year ended March 31, 2015, respectively; and
•	Multi-family and commercial real estate loans increased $27.5 million, or 58.9%, from March 31, 2014

           Paul M. Aguggia, Chairman, President, and Chief Executive Officer, stated, “This year our team concentrated on expanding our real estate lending activities while concurrently executing on our strategy to enhance customer relationships and reduce interest expense. We also invested in upgrading our infrastructure and augmenting personnel to deliver enhanced products and services. Our announcement of our proposed new Hoboken office illustrates our desire to bring our community-focused banking model to key locations. Combined, these initiatives helped us turn in a solid financial performance this past year and position us nicely for our 2016 fiscal year and beyond.”

The Board of Directors is also pleased to announce a regular cash dividend of $.06 per share, as well as an additional, special dividend of $.06 per share. The combined $0.12 dividend per share will be paid on June 12, 2015 to stockholders of record on May 29, 2015.

Commenting on the combined dividend, Mr. Aguggia stated: “In light of our strong capital position the Board decided to pay out to shareholders a significant portion of the additional earnings recognized this quarter from non-recurring items.”

 Balance Sheet and Credit Quality Review

           Total assets decreased $79.1 million, or 6.3%, to $1.19 billion at March 31, 2015, from $1.27 billion at March 31, 2014. The decrease in total assets was primarily due to paying down borrowings and continuing to manage the cost of funds by allowing controlled, higher priced deposit runoff. In addition, stock subscription deposits in connection with the Bank’s second-step conversion totaling $154.3 million were reflected in total assets at March 31, 2014. The conversion was completed on April 1, 2014.

           Net loans increased $56.6 million, or 9.7%, to $641.1 million at March 31, 2015 from $584.5 million at March 31, 2014.  One- to four-family real estate loans increased $30.6 million, or 5.8%, while multi-family and commercial real estate loans increased $27.5 million, or 58.9%, during fiscal 2015.  Securities, including both available for sale and held to maturity issues, decreased $3.4 million, or 0.8%, to $418.9 million at March 31, 2015 from $422.3 million at March 31, 2014. Cash and cash equivalents decreased $143.3 million, or 74.4%, to $49.3 million at March 31, 2015 from $192.6 million at March 31, 2014 as stock subscription deposits held at March 31, 2014 were redeployed into higher-yielding assets or used to repay borrowings during fiscal 2015 following the completion of the second-step conversion.

           Deposits decreased $64.4 million, or 8.4%, to $699.5 million at March 31, 2015 from $763.9 million at March 31, 2014, mainly due to the previously noted downsizing of higher priced deposit accounts. In addition, $5.9 million in deposits outstanding on March 31, 2014 were used to purchase stock in the second-step conversion.  Borrowed funds decreased $35.0 million, or 24.6%, to $107.5 million at March 31, 2015 from $142.5 million at March 31, 2014, as two borrowings were repaid in accordance with their original terms during fiscal 2015. Total stockholders’ equity increased $173.9 million, or 89.6%, to $368.0 million at March 31, 2015 from $194.1 million at March 31, 2014. The increase resulted primarily from net proceeds from the second-step conversion of $163.2 million, net income of $8.55 million, and exercises of stock options and related tax benefits of $7.95 million, partially offset by cash dividends paid of $7.63 million.

           Non-accrual loans increased $516,000, or 10.1%, to $5.6 million at March 31, 2015 from $5.1 million at March 31, 2014.  Included in non-accrual loans at March 31, 2015 were nine loans totaling $1.3 million that were current or less than 90 days delinquent, but which were previously 90 days or more delinquent and on a non-accrual status pending a sustained period of repayment performance (generally six months).  The percentage of nonperforming loans to total gross loans remained constant at 0.88% at both March 31, 2015 and 2014.  The percentage of allowance for loan losses to nonperforming loans increased to 61.53% at March 31, 2015 from 59.84% at March 31, 2014.

           During the year ended March 31, 2015, net charge-offs totaled $313,000 as compared to $206,000 during the year ended March 31, 2014.  For the year ended March 31, 2015, the charge-offs related to five one- to four-family residential real estate loans.  For fiscal 2014, the charge-offs related to three one- to four-family residential real estate loans and one multi-family loan restructuring, net of a partial recovery from a private mortgage insurance claim on a loan charged-off in a previous quarter.

Income Statement Review

           Net interest income increased $88,000, or 1.4%, to $6.40 million, for the three months ended March 31, 2015, as compared to $6.31 million for three months ended March 31, 2014, reflecting an increase of $152.9 million in average net interest-earning assets offset by a decrease of 12 basis points in net interest margin.  Average interest-earning assets increased $67.8 million, or 6.5%, during the three months ended March 31, 2015, as compared to the three months ended March 31, 2014, which consisted of increases of $55.4 million in loans, $10.8 million in investment securities, and $24.4 million in other interest-earning assets, partially offset by a decrease of $22.8 million in mortgage-backed securities. The average balance of loans increased as the Bank continues to emphasize the growth of its loan portfolio, but repayment levels remained stable during the quarter. Investment securities increased with the deployment of some cash and cash equivalents into higher-yielding agency securities. Other interest-earning assets increased as funds received from calls and principal repayments of investment and mortgage-backed securities were kept in cash and cash equivalents. Mortgage-backed securities decreased due to the sales and principal repayments of securities exceeding purchases, and funds were redeployed into loans and other investment securities. Average interest-bearing liabilities decreased $85.1 million, or 9.6%, during the three months ended March 31, 2015, primarily as a result of decreases of $56.3 million in interest-bearing deposits and $28.8 million in borrowings.

          Net interest income increased $2.25 million, or 9.4%, to $26.13 million for the year ended March 31, 2015, as compared to $23.88 million for year ended March 31, 2014, reflecting an increase of $127.0 million in average net interest-earning assets partially offset by a decrease of 1 basis point in net interest margin.  Average interest-earning assets increased $102.0 million, or 10.1%, during the year ended March 31, 2015, as compared to the year ended March 31, 2014, and consisted of increases of $82.9 million in loans, $12.9 million in investment securities, and $28.6 million in other interest-earning assets, partially offset by a decrease of $22.4 million in mortgage-backed securities. The average balance of loans increased while repayment levels remained stable. Investment securities increased with the deployment of second-step conversion proceeds into higher-yielding agency and municipal securities. Other interest-earning assets increased as funds received from calls, sales and principal repayments of investment and mortgage-backed securities remained in cash and cash equivalents. Mortgage-backed securities decreased due to the sales and principal repayments of securities exceeding purchases, as funds were redeployed into loans and other investment securities. Average interest-bearing liabilities decreased $25.0 million, or 2.9%, during the year ended March 31, 2015, primarily as a result of a decrease of $48.1 million in interest-bearing deposits, partially offset by an increase of $23.1 million in borrowings, mostly originated in late 2013, which were used primarily to fund loan growth.

          The provision for loan losses decreased $13,000, or 11.5%, and $60,000, or 7.7%, for the quarter and year ended March 31, 2015, respectively, as compared to the respective 2014 periods. The provision was $100,000 as compared to $113,000 for the three- month periods ended March 31, 2015 and 2014, respectively, and $717,000 and $777,000 for the years ended March 31, 2015 and 2014, respectively. The overall decreases in the provision for loan losses for the 2015 periods were mainly the result of overall favorable trends in qualitative factors related to delinquency and charge-offs considered in the periodic review of the general valuation allowance.

          Non-interest income increased $2.74 million, from $352,000 for the three months ended March 31, 2014 to $3.09 million for the three months ended March 31, 2015, and increased $2.45 million, from $1.87 million for the year ended March 31, 2014 to $4.31 million for the year ended March 31, 2015. The increases for both periods were mainly attributable to increases in income from bank owned life insurance and gains on sales of securities. Income from bank owned life insurance increased $877,000 and $1.05 million, respectively, for the three- and twelve-month periods ended March 31, 2015, as the Bank purchased additional insurance during fiscal 2015 and recorded a death benefit in March 2015.  Gains on sale of securities increased $1.90 million and $1.44 million to $1.90 million and $2.01 million, respectively, during the three- and twelve-month periods ended March 31, 2015, from $0 and $566,000, respectively, for the same 2014 periods.  In the 2015 periods, the gain on the sale of securities resulted mostly from the sale of certain mortgage-backed securities which had a very small amount of principal remaining relative to the principal balance purchased.

          Non-interest expenses increased $191,000, or 4.6%, to $4.36 million for the three months ended March 31, 2015, as compared to $4.17 million for the three months ended March 31, 2014, and increased $2.0 million, or 13.4%, to $17.1 million for the year ended March 31, 2015 as compared to $15.1 million for the year ended March 31, 2014.  The increases were driven by increases in salaries and employee benefits, equipment expense and advertising and marketing expenses. The increases in salaries and employee benefits in both of the 2015 periods include increases of $184,000 and $683,000, respectively, in employee stock ownership plan expenses for the three- and twelve-month periods ended March 31, 2015. The increase in equipment expense (and certain miscellaneous expense) for the year ended March 31, 2015 was mainly related to expenditures associated with the Bank’s core processor change. Advertising and marketing expenses increased for both periods as management has intensified efforts to offer new products and expand the Bank’s current customer base.

 About Clifton Bancorp Inc.

           Clifton Bancorp Inc. is the holding company of Clifton Savings Bank, a federally chartered savings bank headquartered in Clifton, New Jersey. Clifton Savings Bank is an organization with dedicated people serving communities, residents and businesses. Clifton Savings operates 12 full-service banking offices located in the diverse and vibrant Northeastern counties of New Jersey.

Forward-Looking Statements

           Clifton Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

           Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Clifton Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Clifton Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

           Clifton Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the  loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Clifton Bancorp provides greater detail regarding some of these factors in the “Risk Factors” section of its Annual Report on Form 10-K, which was filed on June 6, 2014. Clifton Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s website at www.sec.gov.

Selected Consolidated Financial Condition Data

	At March 31,
	2015	2014
	(In thousands)
Financial Condition Data:
Total assets	$1,186,924	$1,265,990
Loans receivable, net	641,084	584,507
Cash and cash equivalents	49,308	192,581
Securities	418,875	422,295
Deposits	699,476	763,912
FHLB advances	107,500	142,500
Stock subscription deposits	-	154,345
Total stockholders' equity	368,001	194,137

Selected Consolidated Operating Data
	Three Months Ended
	March 31,		Year Ended March 31,
	2015	2014	2015	2014
	(In thousands, except share and per share data)
Operating Data:
Interest income	$8,558	$8,657	$35,162	$33,737
Interest expense	2,157	2,343	9,034	9,862
Net interest income	6,401	6,314	26,128	23,875
Provision for loan losses	100	113	717	777
Net interest income after provision for
loan losses	6,301	6,201	25,411	23,098
Non-interest income	3,094	352	4,313	1,867
Non-interest expenses	4,362	4,171	17,106	15,081
Income before income taxes	5,033	2,382	12,618	9,884
Income taxes	1,520	825	4,064	3,419
Net income	$3,513	$1,557	$8,554	$6,465
Basic earnings per share	$0.14	$0.06	$0.33	$0.25
Diluted earnings per share	$0.13	$0.06	$0.33	$0.25

Average shares outstanding - basic	25,979	25,590	25,538	25,391
Average shares outstanding - diluted	26,073	25,817	25,698	25,633

Average Balance Table
	Three Months Ended March 31,
	2015				2014
			Interest				Interest
	Average		and	Yield/	Average		and	Yield/
	Balance		Dividends	Cost	Balance		Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$636,175		$5,756	3.62%	$580,822		$5,591	3.85%
Mortgage-backed securities	283,461		2,013	2.84%	306,279		2,421	3.16%
Investment securities	143,308		697	1.95%	132,442		563	1.70%
Other interest-earning assets	45,633		92	0.81%	21,235		82	1.54%
Total interest-earning assets	1,108,577		8,558	3.09%	1,040,778		8,657	3.33%

Non-interest-earning assets	81,989				105,327
Total assets	$1,190,566				$1,146,105

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$54,581		18	0.13%	$57,913		19	0.13%
Savings and Club accounts	138,978		53	0.15%	154,027		80	0.21%
Certificates of deposit	500,158		1,523	1.22%	538,081		1,652	1.23%
Total interest-bearing deposits	693,717		1,594	0.92%	750,021		1,751	0.93%
FHLB Advances	108,750		563	2.07%	137,500		592	1.72%
Total interest-bearing liabilities	802,467		2,157	1.08%	887,521		2,343	1.06%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	12,295				17,098
Other non-interest-bearing liabilities	9,983				48,827
Total non-interest-bearing liabilities	22,278				65,925

Total liabilities	824,745				953,446
Stockholders' equity	365,821				192,659
Total liabilities and stockholders' equity	$1,190,566				$1,146,105

Net interest income			$6,401				$6,314
Interest rate spread				2.01%				2.27%
Net interest margin				2.31%				2.43%
Average interest-earning assets
to average interest-bearing liabilities	1.38	x			1.17	x

	Year Ended March 31,
	2015				2014
			Interest				Interest
	Average		and	Yield/	Average		and	Yield/
	Balance		Dividends	Cost	Balance		Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$617,696		$23,150	3.75%	$534,787		$21,023	3.93%
Mortgage-backed securities	298,251		8,998	3.02%	320,684		10,243	3.19%
Investment securities	146,327		2,657	1.82%	133,401		2,256	1.69%
Other interest-earning assets	46,693		357	0.76%	18,098		215	1.19%
Total interest-earning assets	1,108,967		35,162	3.17%	1,006,970		33,737	3.35%

Non-interest-earning assets	107,642				80,648
Total assets	$1,216,609				$1,087,618

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$55,544		72	0.13%	57,785		80	0.14%
Savings and Club accounts	140,118		236	0.17%	152,038		418	0.27%
Certificates of deposit	519,183		6,399	1.23%	553,114		7,204	1.30%
Total interest-bearing deposits	714,845		6,707	0.94%	762,937		7,702	1.01%
FHLB Advances	119,423		2,327	1.95%	96,346		2,160	2.24%
Total interest-bearing liabilities	834,268		9,034	1.08%	859,283		9,862	1.15%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	11,676				15,540
Other non-interest-bearing liabilities	11,182				23,306
Total non-interest-bearing liabilities	22,858				38,846

Total liabilities	857,126				898,129
Stockholders' equity	359,483				189,489
Total liabilities and stockholders' equity	$1,216,609				$1,087,618

Net interest income			$26,128				$23,875
Interest rate spread				2.09%				2.20%
Net interest margin				2.36%				2.37%
Average interest-earning assets
to average interest-bearing liabilities	1.33	x			1.17	x

Asset Quality Data

	Year Ended March 31,
	2015	2014
	(Dollars in thousands)
Allowance for loan losses:
Allowance at beginning of period	$3,071	$2,500
Provision for loan losses	717	777

Charge-offs	(313)	(222)
Recoveries	-	16
Net charge-offs	(313)	(206)

Allowance at end of period	$3,475	$3,071

Allowance for loan losses to total gross loans	0.54%	0.52%
Allowance for loan losses to nonperforming loans	61.53%	59.84%

	At March 31,
	2015	2014
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans:
One- to four-family real estate	$4,555	$4,848
Multi-family real estate	581	-
Commercial real estate	439	247
Consumer real estate	73	37
Total nonaccrual loans	5,648	5,132
Real estate owned	-	-
Total nonperforming assets	$5,648	$5,132

Total nonperforming loans to total gross loans	0.88%	0.88%
Total nonperforming assets to total assets	0.48%	0.41%

Selected Consolidated Financial Ratios
Three Months Ended
March 31,	Year Ended March 31,
Selected Performance Ratios (1):	2015	2014	2015	2014
Return on average assets	1.18%	0.54%	0.70%	0.59%
Return on average equity	3.84%	3.23%	2.38%	3.41%
Interest rate spread	2.01%	2.27%	2.09%	2.20%
Net interest margin	2.31%	2.43%	2.36%	2.37%
Non-interest expenses to average assets	1.47%	1.46%	1.41%	1.39%
Efficiency ratio (2)	45.94%	62.57%	56.19%	58.59%
Average interest-earning assets to average
interest-bearing liabilities	1.38	x	1.17	x	1.33	x	1.17	x
Average equity to average assets	30.73%	16.81%	29.55%	17.42%
Dividend payout ratio	44.35%	0.00%	89.22%	71.88%
Net charge-offs to average outstanding loans during
the period	0.00%	0.06%	0.05%	0.04%

(1)    Performance ratios are annualized.
(2)    Represents non-interest expense divided by the sum of net interest income and non-interest income including gains and losses on the sale of assets.

Quarterly Data	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014 (1)
	(In thousands except shares and per share data)
Operating Data
Interest income	$8,558	$8,993	$8,899	$8,712	$8,657
Interest expense	2,157	2,249	2,317	2,311	2,343
Net interest income	6,401	6,744	6,582	6,401	6,314
Provision for loan losses	100	178	301	138	113
Net interest income after provision for
loan losses	6,301	6,566	6,281	6,263	6,201
Non-interest income	3,094	397	474	348	352
Non-interest expenses	4,362	4,075	4,532	4,137	4,171
Income before income taxes	5,033	2,888	2,223	2,474	2,382
Income taxes	1,520	948	744	852	825
Net income	$3,513	$1,940	$1,479	$1,622	$1,557

Share Data
Basic earnings per share	$0.14	$0.08	$0.06	$0.06	$0.06
Diluted earnings per share	$0.13	$0.08	$0.06	$0.06	$0.06
Dividends per share	$0.06	$0.06	$0.06	$0.12	$-
Average shares outstanding - basic	25,979	25,594	25,333	25,244	25,590
Average shares outstanding - diluted	26,073	25,728	25,521	25,413	25,817
Shares outstanding at period end	27,326	27,145	26,676	26,596	26,529

Financial Condition Data
Total assets	$1,186,924	$1,198,171	$1,211,527	$1,231,730	$1,265,990
Loans receivable, net	641,084	628,872	617,024	610,950	584,507
Cash and cash equivalents	49,308	45,668	74,979	85,042	192,581
Securities	418,875	446,511	454,595	470,605	422,295
Deposits	699,476	711,486	731,070	736,557	763,912
FHLB advances	107,500	112,500	112,500	127,500	142,500
Stock subscription deposits	-	-	-	-	154,345
Total stockholders' equity	368,001	363,765	357,693	356,491	194,137

Assets Quality:
Total nonperforming assets	$5,648	$3,994	$4,509	$5,595	$5,132
Total nonperforming loans to total gross loans	0.88%	0.63%	0.73%	0.89%	0.88%
Total nonperforming assets to total assets	0.48%	0.33%	0.37%	0.45%	0.41%
Allowance for loan losses	$3,475	$3,375	$3,250	$3,125	$3,071
Allowance for loan losses to total gross loans	0.54%	0.54%	0.53%	0.51%	0.52%
Allowance for loan losses to nonperforming loans	61.53%	84.50%	72.08%	57.12%	59.84%

(1) As a result of the completion of the second-step conversion on April 1, 2014, share and per share data, as appropriate, was adjusted to reflect the 0.9791 exchange ratio for the period.

Contact:                 Bart D’Ambra
(973) 473-2200